                                                                      EXHIBIT 21

                         McDERMOTT INTERNATIONAL, INC.
                  SIGNIFICANT SUBSIDIARIES OF THE REGISTRANT
                       FISCAL YEAR ENDED MARCH 31, 1997



                                                       ORGANIZED    PERCENTAGE
                                                       UNDER THE   OF OWNERSHIP
           NAME OF COMPANY                              LAWS OF      INTEREST


McDermott International Investments Co., Inc.            Panama        100
J. Ray McDermott, S.A.                                   Panama         61
 Hydro Marine Services, Inc.                             Panama        100
 J. Ray McDermott Holdings, Inc.                         Delaware      100
McDermott Incorporated                                   Delaware       93
 Babcock & Wilcox Investment Company                     Delaware      100
  The Babcock & Wilcox Company                           Delaware      100
    Babcock & Wilcox Industries Ltd.                     Canada        100


The subsidiaries omitted from the foregoing list do not, considered in the aggregated, constitute a significant subsidiary.